Exhibit 10.29
CENTURY ALUMINUM COMPANY
Nonqualified Stock Option Agreement
Pursuant to 1996 Stock Incentive Plan, as Amended
     Nonqualified Stock Option Agreement (the “Agreement”) dated as of «Date», between Century Aluminum Company, a Delaware corporation (the “Company”) and «Name», a non-employee director of the Company (the “Optionee”);
RECITALS:
     A. The Company desires to provide non-employee directors, and certain salaried officers and other salaried key employees of the Company and its subsidiaries with a long-range incentive and inducement to remain with the Company and its subsidiaries, and to encourage them to increase their efforts to make the Company and its subsidiaries successful;
     B. The Company believes that granting to such individuals an option to purchase common stock, par value $.01 per share, of the Company (“Common Stock”) may help in accomplishing the above purpose; and
     C. The Company has adopted the Century Aluminum Company 1996 Stock Incentive Plan, as amended (the “Plan”) and desires to grant a nonqualified stock option;
     NOW, THEREFORE, the parties hereto agree as follows:
GRANT OF OPTION
     1. The Company hereby grants to the Optionee, pursuant to the Plan, an option (the “Option”) to purchase up to and including 3,000 shares of Common Stock at a price of $«Option_Price» per share, upon the terms and conditions hereinafter contained. The Optionee agrees to all the terms and conditions under which the Option is granted to the Optionee and agrees to be bound thereby.

     2. This Option is granted pursuant to the Plan, a copy of which the Optionee acknowledges having received. The provisions of the Plan are incorporated into this Agreement by this reference. Capitalized terms used but not otherwise defined in this Agreement have the meanings given to them in the Plan.
TERM AND VESTING
     3. Subject to earlier expiration pursuant to Section 5, this Option shall expire on the 10th anniversary of the date of this Agreement (the “Expiration Date”). This Option may be exercised in whole or in part in whole numbers of shares prior to the Expiration Date, subject to the following limitations:
a. one-fourth of the total number of shares covered under this Option may be purchased by the Optionee on or after the date three months following the date of grant;
b. one-fourth of the total number of shares covered under this Option may be purchased by the Optionee on or after the date six months following the date of grant;
c. one-fourth of the total number of shares covered under this Option may be purchased by the Optionee on or after the date nine months following the date of grant; and
d. one-fourth of the total number of shares covered under this Option may be purchased by the Optionee on or after the first anniversary of the date of grant;
provided, however, in the event of a Change of Control of the Company, this Option shall vest and become exercisable during the remaining term of the Option as provided in the Plan.
EXERCISE OF OPTION
     4. To exercise, the Optionee must give written notice of the number of shares to be purchased and the manner of payment to the Company’s stock plan administration group. The shares may be registered only in the name of the Optionee or in the Optionee’s name and the names of others as joint tenants. The notice to be given to Wells Fargo upon any exercise of this Option shall be substantially in the form annexed hereto as Exhibit I.

EFFECT OF CESSATION AS A DIRECTOR
     5. If the Optionee ceases to be a director for any reason, the following shall apply:
a. Vesting. If the Optionee is under 62 years of age, the portion of this Option that was not exercisable as of the date the Optionee ceased to be a director (the “Unvested Portion”) shall be forfeited. If the Optionee is 62 years old or older, the Unvested Portion shall, subject to Section 5.b below, continue to vest for a period of up to 12 months following the date the Optionee ceased to be a director.
b. Exercise. The vested portion of this Option may be exercised until the earlier of the Expiration Date or the date 36 months after date the Optionee ceased to be a director.
NONTRANSFERABILITY
     6. The Option granted hereunder may not be sold, transferred, hypothecated, pledged or otherwise disposed of by the Optionee except by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder), or for the benefit of any immediate family member of the option holder. The option to acquire stock and all of the Optionee’s rights hereunder shall terminate immediately if the Optionee: (a) attempts to or does sell, assign, transfer, pledge, hypothecate or otherwise dispose of the Option or any rights hereunder to any other person except as permitted above; or (b) becomes insolvent or bankrupt or becomes involved in any matter so that the Option or any rights hereunder become subject to being taken from the Optionee to satisfy the Optionee’s debts or liabilities.
EFFECT OF RECAPITALIZATION OR REORGANIZATION
     7. This Option shall be subject to adjustment as provided in Article II of the Plan.
     None of the shares of stock covered by the Option hereunder shall be considered, for any purpose whatsoever, as outstanding shares prior to the issuance of stock certificates or the making of the book entry therefor pursuant to exercise of the Option hereunder, and, except as specifically set forth above, the Optionee shall have no rights in or to any dividends or other distributions of cash or other property on or with respect to outstanding shares of stock covered by this Option paid or payable to holders of record prior to such issuance.

     8. The Option granted hereunder shall be binding upon the Company, its successors or assigns, including any successor or resulting Company, either in a liquidation or merger of the Company into another Company owning all of the outstanding voting stock of the Company or in any other transaction whether by merger, consolidation or otherwise under which such succeeding or resulting Company acquires all or substantially all the assets of the Company and assumes all its obligations.
INTERPRETATION
     9. The Compensation Committee or its successors or assigns, shall have the sole and complete authority and discretion to decide any questions concerning the application, interpretation or scope of any of the terms and conditions of the Plan and this Agreement and its decisions shall be binding and conclusive upon all interested parties.
MISCELLANEOUS
     10. The Company will not be required to issue any fractional shares of Stock pursuant to the Plan. The Compensation Committee may provide for elimination of fractions or the settlement of fractions in cash.
     11. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such state.
     IN WITNESS WHEREOF, the parties have hereunto executed this Agreement as of the date and year first above written.

CENTURY ALUMINUM COMPANY
By:
	Name:	Gerald J. Kitchen
	Title:	Executive Vice President

Optionee:

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